                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           _________________________

                                   Form 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


                                October 4, 2000
                               (Date of Report)
                       (Date of Earliest Event Reported)

                         WATCHGUARD TECHNOLOGIES, INC.
     --------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    000-26819                    91-1712427
(State or Other Jurisdiction    (Commission File No.)           (IRS Employer
     of Incorporation)                                       Identification No.)

             505 Fifth Avenue South, Suite 500, Seattle, WA 98104 (Address of Principal Executive Offices, including Zip Code)

                                (206) 521-8340
             (Registrant's Telephone Number, Including Area Code)
     --------------------------------------------------------------------
                                     None
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

     This Amendment No. 1 to the Current Report on Form 8-K of WatchGuard Technologies, Inc., filed with the SEC on October 19, 2000, relates to WatchGuard's acquisition of Qiave Technologies Corporation. WatchGuard acquired Qiave on October 4, 2000, pursuant to an Agreement and Plan of Merger by and among WatchGuard, Logan Acquisition Corporation, Qiave and certain key shareholders of Qiave. The purpose of this amendment is to provide the financial statements of Qiave as required by Item 7(a) of Form 8-K, and the pro forma financial statements required by Item 7(b) of Form 8-K, which financial statements were excluded from the original filing in reliance upon Items 7(a)(4) and 7(b)(2) of Form 8-K.

     Qiave is an emerging provider of advanced digital information security for internetworked Windows NT(TM) and Windows 2000(TM) computing environments. Qiave's Qsecure product provides digital information protection through Qiave's LockSolid architecture (patents pending). WatchGuard's acquisition of Qiave enhances WatchGuard's capability to protect Internet and application servers from hackers targeting public content residing behind an organization's firewall.

     Under the terms of the merger agreement, a wholly owned subsidiary of WatchGuard merged with and into Qiave, with Qiave as the surviving corporation. WatchGuard issued to Qiave stockholders 1,292,997 shares of WatchGuard common stock, including 299,495 shares that are subject to restriction. In addition, options to purchase shares of Qiave common stock outstanding at the effective time of the merger were assumed by WatchGuard and converted into options to purchase 100,856 shares of WatchGuard's common stock, at an exercise price of $0.46 per share. WatchGuard paid consideration for Qiave totaling approximately $70 million, which includes approximately $400,000 in direct acquisition costs and approximately $19.3 million in deferred stock-based compensation charges related to the issuance of restricted stock and conversion of Qiave stock options. The merger will be accounted for as a purchase.

     For a copy of the merger agreement and additional information regarding the merger, please refer to the initial filing of this Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(a)  Financial Statements of Business Acquired

                        QIAVE TECHNOLOGIES CORPORATION
                         Audited Financial Statements


                                                                                                 Page
                                                                                                 ----

Report of Independent Auditors................................................................      4
Balance Sheet as of September 30, 2000........................................................      5
Statement of Operations for the period from December 15, 1999 (date of inception) to
     September 30, 2000.......................................................................      6
Statement of Shareholders' Equity for the period from December 15, 1999 (date of inception)
     to September 30, 2000....................................................................      7
Statement of Cash Flows for the period from December 15, 1999 (date of inception)
     to September 30, 2000....................................................................      8
Notes to Financial Statements.................................................................      9


                         Report of Independent Auditors


Board of Directors and Shareholders
Qiave Technologies Corporation


We have audited the accompanying balance sheet of Qiave Technologies Corporation (the Company), a development-stage company, as of September 30, 2000, and the related statements of operations, shareholders' equity, and cash flow for the period from December 15, 1999 (inception) to September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qiave Technologies Corporation at September 30, 2000, and the results of its operations and its cash flows for the period from December 15, 1999 (inception) to September 30, 2000, in conformity with accounting principles generally accepted in the United States.


                                                            ERNST & YOUNG LLP

Boston, Massachusetts
November 2, 2000

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                                 Balance Sheet

                               September 30, 2000


Assets
Current assets:
     Cash and cash equivalents                                                      $   761,622
     Other assets                                                                         3,268
                                                                                    -----------
Total current assets                                                                    764,890

Property and equipment, net                                                             466,432
Security deposits                                                                       161,100
Other assets                                                                             27,800
                                                                                    -----------
Total assets                                                                        $ 1,420,222
                                                                                    ===========

Liabilities and shareholders' equity
Current liabilities:
     Accounts payable                                                               $   304,728
     Accrued legal expense                                                              259,957
     Accrued liabilities                                                                196,602
     Deferred rent                                                                        5,298
                                                                                    -----------
Total current liabilities                                                               766,585

Shareholders' equity:
     Common stock, no par value; 14,150,000 shares authorized;
      4,793,833 shares issued and outstanding                                            26,912
     Series A convertible preferred, no par value; 7,293,542 shares
      authorized; 7,143,542 shares issued and outstanding                             2,989,186
     Additional paid-in capital                                                       2,552,743
     Note receivable for common stock                                                    (2,500)
     Deferred stock compensation                                                     (2,482,173)
     Accumulated deficit                                                             (2,430,531)
                                                                                    -----------
Total shareholders' equity                                                              653,637
                                                                                    -----------
Total liabilities and shareholders' equity                                          $ 1,420,222
                                                                                    ===========

See accompanying notes.

                        Qiave Technologies Corporation
                         (A Development-Stage Company)

                            Statement of Operations

               For the period from December 15, 1999 (inception)
                             to September 30, 2000



Costs and expenses:
     General and administrative                                     $ 1,037,514
     Marketing and selling                                              641,714
     Research and development                                           808,385
                                                                    -----------
                                                                      2,487,613

Loss from operations                                                 (2,487,613)

Interest income, net of interest expense                                 57,082
                                                                    -----------
Net loss                                                            $(2,430,531)
                                                                    ===========

See accompanying notes.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                       Statement of Shareholders' Equity

    For the period from December 15, 1999 (inception) to September 30, 2000

                                                                                   Additional
                                       Preferred Stock          Common Stock        Paid-In        Note
                                     Shares       Amount      Shares     Amount     Capital     Receivable
                                 -----------------------------------------------------------------------------

Balance at December 15, 1999                        -                       -
Issuance of Common Stock                                     4,608,333   $17,637
Issuance of Preferred Stock, net
 of issuance costs of $47,052       7,143,542   $2,989,186

Exercise of stock options                                      135,500     6,775
Note receivable for common stock                                50,000     2,500                   $(2,500)

Recognition of deferred
 compensation associated with
 stock options                                                                     $2,552,743

Amortization of deferred
 compensation associated with
 stock options

Net loss
                                 -----------------------------------------------------------------------------

Balance at September 30, 2000       7,143,542   $2,989,186   4,793,833   $26,912   $2,552,743      $(2,500)
                                 =============================================================================



                                        Deferred                        Total
                                         Stock         Accumulated Shareholders'
                                      Compensation      Deficit         Equity
                                   ----------------------------------------------
Balance at December 15, 1999                                   -              -
Issuance of Common Stock                                            $    17,637
Issuance of Preferred Stock, net
 of  issuance costs of $49,552                                        2,989,186

Exercise of stock options                                                 6,775
Note receivable for common stock                                              -

Recognition of deferred
 compensation associated with
 stock options                         $(2,552,743)                           0


Amortization of deferred
 compensation associated with
 stock options                              70,570                       70,570


Net loss                                             $(2,430,531)    (2,430,531)
                                 ----------------------------------------------

Balance at September 30, 2000          $(2,482,173)  $(2,430,531)   $   653,637
                                 ==============================================

See accompanying note.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)


                            Statement of Cash Flows

               For the period from December 15, 1999 (inception)
                             to September 30, 2000


Operating activities
Net loss                                                                           $(2,430,531)
Adjustment to reconcile net loss to cash used in operating activities:
 Depreciation and amortization                                                          60,214
 Amortization of deferred stock compensation                                            70,570
 Changes in operating assets and liabilities:
  Other assets                                                                         (31,068)
  Security deposits                                                                   (161,100)
  Accounts payable                                                                     304,728
  Accrued liabilities                                                                  456,659
  Deferred rent                                                                          5,298
                                                                                   -----------
Net cash used in operating activities                                               (1,725,330)


Investing activities

Purchases of furniture and equipment                                                  (526,646)
                                                                                   -----------
Net cash used in investing activities                                                 (526,646)

Financing activities

Proceeds from issuance of preferred stock                                            2,989,186
Proceeds from issuances of common stock and exercises of
  stock options                                                                         24,412
                                                                                   -----------
Net cash provided by financing activities                                            3,013,598
                                                                                   -----------
Net increase in cash and cash equivalents                                              761,622

Cash and cash equivalents at beginning of period                                             -
                                                                                   -----------
Cash and cash equivalents at end of period                                         $   761,622
                                                                                   ===========
Non-cash item:
  Note receivable for common stock                                                 $     2,500
                                                                                   ===========

See accompanying notes.

                        Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements

               For the period from December 15, 1999 (inception)
                             to September 30, 2000


1.  The Company

Qiave Technologies Corporation (the "Company") was incorporated under the laws
of the Commonwealth of Massachusetts on December 15, 1999.   The Company is a
development-stage enterprise engaged in the development and marketing of security software that provides content and resource protection for systems operating Microsoft NT, Windows 2000, and Sun Solaris, among others. Since inception, principal activities have been to perform research, develop technology, obtain financing and recruit and train employees. Since the Company does not have a history of revenues and its research programs are not yet in mass production, the Company is designated as a development-stage company for financial reporting purposes.

Management believes the funds available at September 30, 2000, combined with anticipated financing and the merger of the Company as described in Note 7, will be sufficient to allow the Company to operate through the coming fiscal year.

2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to risks common to companies in high-technology industries, including, but not limited to a volatile marketplace, rapidly changing technology and protection of proprietary rights.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements

2.  Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash equivalents. The risk is minimized by the Company's policies in which investments have relatively short maturities and are only placed with highly rated issuers.

Cash Equivalents

The Company considers short-term investments with maturities of less than three months when purchased to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation and leasehold amortization on property and equipment are calculated using the straight-line method over the following periods:


                                                 Estimated Useful Life
                                                 ---------------------
Computer hardware and software                           3 years
Furniture and fixtures                                   7 years
Leasehold improvements                    Lesser of useful life or life of lease


Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards, Accounting for Income Taxes (SFAS 109). Under SFAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock-Based Compensation

The Company follows Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for its stock-based compensation plan. Compensation cost for stock options granted to employees and directors, if any, is measured as the excess of the fair value of the Company's stock at the date of grant over the exercise price. The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting and Disclosure of Stock-Based Compensation (SFAS
123). Under SFAS 123, the Company is required to disclose pro forma net income
(loss) based on the fair-value method of measuring stock-based compensation.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements


2.  Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted for fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of SFAS 133 will have a material effect on the Company's results of operations or financial position.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB Opinion No. 25. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. The Company has adopted Interpretation No. 44, which did not have a material effect on the Company's financial position or results of operations.

3.  Property and Equipment

Property and equipment consist of the following:


                                                                   September 30,
                                                                         2000
                                                                   ------------

            Computer equipment                                        $307,419
            Software                                                    71,914
            Furniture and fixtures                                      71,415
            Leasehold improvements                                      75,898
                                                                      --------
                                                                       526,646

Less accumulated depreciation and amortization                          60,214
                                                                      --------
                                                                      $466,432
                                                                      ========

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements


4.  Shareholders' Equity

On March 22, 2000, the Company effected a common stock split of 3.1137385:1. All amounts shown have been restated to reflect the split.

Series A Convertible Preferred Stock

On March 23, 2000, the Company entered into the Series A Convertible Preferred Stock Purchase Agreement, whereby the Company sold 7,143,542 shares of the Company's authorized Series A Convertible Preferred Stock, no par value, for an aggregate purchase price of $3,036,238. Each share of preferred stock is convertible, at the option of the holder, at any time, and without the payment of additional consideration, in accordance with the agreement and plan of merger described in Note 7. On October 4, 2000, all of the preferred shareholders voluntarily converted their preferred stock to common stock, on a one for one basis. The holders of the Series A Convertible Preferred Stock shall have the following rights and preferences:

Voting
------

The Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the Shareholders of the Company. Each share of Series A Convertible Preferred Stock shall entitle the holder to a number of votes equal to the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is then convertible.

Dividends
---------

The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, dividends at the rate of $0.034 per share and shall be cumulative.

Liquidation
-----------

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) an amount equal $0.42857140 per share plus an amount equal to any dividends declared and unpaid or (ii) an amount had each share been converted to common stock

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements


4.  Shareholders' Equity (continued)

immediately prior to such liquidation, dissolution or winding up. If upon such liquidation, dissolution or winding up, the assets to be distributed to the holders of the Series A Convertible Preferred Stock are insufficient to make full payment, the assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock.

Conversion
----------

The holder of any share of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares into such number of fully paid and non-assessable shares of Common Stock as is obtained by multiplying the number of shares to be converted by the original purchase price and dividing the result by the conversion price of $0.42857140 per share. No fractional shares shall be issued upon conversion. Fractional shares shall be paid in cash.

Stock Option Plan

The Company's 2000 Stock Option Plan allows for the granting of non-statutory stock options to purchase shares of the Company's common stock to eligible persons as defined in the plan document, as deemed by the Company's Board of Directors (the "Board"). The Plan allows for the issuance of up to 2,248,125 shares of Common Stock. Options will be evidenced by a written agreement and may include any other terms and conditions consistent with the Plan, as the Board may determine. The options generally vest over a four-year period beginning with 25% on the first anniversary of the date of grant and 6.25% per quarter over the following three years. Certain of the non-statutory stock options were vested upon issuance or by the Board of Directors of the Company. Prior to September 30, 2000, 50,000 of these options were exercised; however, the related cash payment was not received by the Company until subsequent to year-end giving rise to a note receivable for common stock. Unless previously terminated, options granted will terminate on the tenth anniversary of the date of grant.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements


4.  Shareholders' Equity (continued)

Stock option information relating to the Plan is as follows:

                                                                         Weighted Average
                                                Number of Options            Exercise
                                                                               Price
                                           -------------------------------------------------
  Granted                                           1,114,113                    $0.05
  Exercised                                          (185,500)                   $0.05
                                                    ---------



Outstanding at September 30, 2000                     928,613                    $0.05
                                                    =========

Exercisable at September 30, 2000                      15,200                    $0.05
Weighted average fair value
      of options granted during the year                                         $2.56
Weighted average remaining contractual
      life of outstanding options                                                 9.49 years


Pro forma information regarding net loss was computed in accordance with SFAS 123 and has been determined as if the Company accounts for stock options under the fair value methods of SFAS 123. The fair value of these options was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.74%, dividend yield of zero and an expected life of the options of ten years. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS 123, the Company's net loss would have increased by approximately $145,000.

During fiscal 2000, the Company granted stock options to employees and elected directors at an exercise price of $.05 per share, which was less than the market value of the Company's Common Stock at the time of such grants. The intrinsic value of the options granted at less than market value totaled $2,552,743 and was recognized in the balance sheet as a reduction in shareholders' equity entitled Deferred Stock Compensation, with an offsetting amount recorded to additional paid-in capital. Deferred Stock Compensation is being recognized as an expense over the vesting period, generally four years, or immediately for those individuals whose options were vested upon grant. The stock compensation expense recognized in fiscal 2000 totaled $70,570.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements


5.  Income Taxes

The Company has federal and state net operating loss carryforwards of approximately $1.3 million available at September 30, 2000 to offset future taxable income, which expire in fiscal year 2020. The future utilization of the net operating loss carryforwards may be subject to limitation in the event of a significant change in stock ownership. For financial reporting purposes, a valuation allowance has been recognized to offset the deferred tax assets related to those carryforwards as their utilization is uncertain at this time.

6.  Commitments

The Company leases various equipment, office space and related parking spaces under non-cancelable operating leases. At September 30, 2000, the future minimum operating lease payments amounted to:

           September 30, 2001                      $157,214
                         2002                       149,340
                         2003                       158,160
                         2004                       161,490
                         2005                       124,670
                                                   --------
Total future lease payments                        $750,874
                                                   ========

Rent expense amounted to $37,398 in 2000.

During the period ended September 30, 2000, the Company entered into three capital lease arrangements with Dell Financial Services L.P. for certain equipment. The arrangements provide for total payments of principal and interest totaling $15,831 to be paid over a term of 36 months. During October 2000, the Company agreed to lease buyout amounts for all three leases totaling $11,991.

On March 27, 2000 the Company entered into a license agreement with Certicom Corporation. The agreement provides for technology to be used in the Company's product, which is in the development stage, for a one-time base fee, a support fee of $30,000 and royalties at the rate of 2 1/2%. The license agreement requires that 50% of the support fee is payable within 60 days of the inception of the agreement. An additional 35% of the fee is due within 180 days of the inception of the agreement and the remaining 15% is payable within 364 days of the inception of the agreement.

                         Qiave Technologies Corporation
                         (A Development-Stage Company)

                         Notes to Financial Statements


6.  Commitments (continued)

On August 16, 2000, the Company entered into an agreement to lease 12,648 square feet of office space in Waltham, Massachusetts for a term of five years commencing on April 1, 2001 and ending on March 31, 2006. The lease provides for rent of $200,000 in its first year escalating to $264,600 in the final year of the lease.

7.  Subsequent Events

On October 4, 2000, the Company executed an agreement and plan of merger with WatchGuard Technologies, Inc., a publicly held corporation located in Seattle, Washington. Under the terms of the merger agreement, Qiave has become a wholly owned subsidiary of WatchGuard Technologies, Inc. In accordance with the terms of the agreement, all shares of any class of capital stock of the Company held by the Company as treasury shares were canceled. Each share of the Company's common stock and Series A preferred stock was canceled and converted into the right to receive a certain number of shares of WatchGuard Common Stock to be determined by dividing the total number of shares of WatchGuard common stock equal to $70 million, less adjustments, by the fully diluted number of Qiave's common stock outstanding immediately prior to the merger. Qiave options to purchase common stock were similarly converted into options to purchase WatchGuard common stock.

(b)  Unaudited Pro Forma Financial Information

     The following unaudited pro forma combined condensed financial statements of WatchGuard Technologies, Inc. give effect to WatchGuard's October 4, 2000 acquisition of Qiave Technologies Corporation, using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of Qiave have been combined with the recorded values of the assets and liabilities of WatchGuard in the unaudited combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on September 30, 2000. The unaudited pro forma combined condensed statement of operations for the period from December 15, 1999 (date of inception) through September 30, 2000 for Qiave, and the nine months ended September 30, 2000 for WatchGuard, give effect to the Qiave acquisition as if it had occurred on January 1, 2000. Because operating results from Qiave for the period from December 15, 1999 (date of inception) through December 31, 1999 are not considered to be material, the pro forma combined statement of operations for the period ended December 31, 1999 has not been included.

     The unaudited pro forma combined condensed financial statements are for illustrative purposes only. They do not purport to represent what WatchGuard's financial position or results of operations would actually have been if the acquisition had occurred on these dates, and do not project WatchGuard's financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements and related notes should be read in conjunction with the historical financial statements of WatchGuard included in its: (a) Annual Report on Form 10-K/A for the year ended December 31, 1999 and (b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000 (unaudited), as well as the historical financial statements of Qiave and related notes included in this report.

     The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of WatchGuard and Qiave to account for the acquisition as a purchase. Accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

     The unaudited pro forma financial information has been prepared based on the assumptions described in the related notes and includes assumptions relating to the allocation of the consideration paid for the assets of Qiave based on the estimates of their fair value. In the opinion of WatchGuard, all adjustments necessary to present fairly such unaudited pro forma financial information have been made, based on the terms and structure of the acquisition.

                         WATCHGUARD TECHNOLOGIES, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                   ------------------------------------------

                            As of September 30, 2000
                            ------------------------
                                 (in thousands)

                                  (unaudited)

                                                           WatchGuard        Qiave         Pro Forma           Pro Forma
                                                          ------------      --------      ------------         ----------
                                                                                          Adjustments           Balances
                                                                                          ------------         ----------
ASSETS

Current assets:
 Cash and cash equivalents                                   $ 26,612       $   762       $        --           $ 27,374
 Securities available for sale                                 89,856            --                               89,856
 Accounts receivable, net                                      11,772            --                --             11,772
 Inventories                                                    5,488            --                --              5,488
 Prepaid expenses and other                                     2,609             3                --              2,612
                                                             --------       -------          --------           --------
  Total current assets                                        136,337           765                --            137,102
Equipment and furniture, net                                    5,324           466                --              5,790
Goodwill and other intangibles, net                             4,773            --            45,650    a        50,423
Deposits and other assets                                         468           189                --                657
                                                             --------       -------          --------           --------
Total assets                                                 $146,902       $ 1,420          $ 45,650           $193,972
                                                             ========       =======          ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                            $  6,033       $   305       $        --           $  6,338
 Accrued expenses                                               3,763           461               400    a         4,624
 Deferred revenue                                               9,869            --                --              9,869
                                                             --------       -------          --------           --------
  Total current liabilities                                    19,665           766               400             20,831

Stockholders' equity:
 Preferred stock                                                   --            --                --                 --
 Common stock                                                      25            27               (26)   a,b          26
 Qiave Series A Convertible Preferred Stock                        --         2,989            (2,989)   b            --
 Note receivable for common stock                                  --            (2)                2    b            --
 Additional paid-in capital                                   159,730         2,553            67,091    a,b     229,374
 Stock-based compensation                                        (795)       (2,482)          (16,860)   a,b     (20,137)
 Accumulated other comprehensive loss                             (44)           --                --                (44)
 Accumulated deficit                                          (31,679)       (2,431)           (1,968)   a,b     (36,078)
                                                             --------       -------          --------           --------
  Total stockholders' equity                                  127,237           654            45,250            173,141
                                                             --------       -------          --------           --------
Total liabilities and stockholders' equity                   $146,902       $ 1,420          $ 45,650           $193,972
                                                             ========       =======          ========           ========

----------------------------
The accompanying notes are an integral part of these financial statements.

                         WATCHGUARD TECHNOLOGIES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
              ----------------------------------------------------

                  For the Nine Months Ended September 30, 2000
                  --------------------------------------------
                     (in thousands, except per share data)

                                  (unaudited)


                                                          WatchGuard         Qiave         Pro Forma         Pro Forma
                                                          -----------      ---------      ------------       ----------
                                                                                          Adjustments         Balances
                                                                                          ------------       ----------

Revenues                                                     $40,777       $     --          $     --         $ 40,777
Cost of revenues                                              14,608             --                --           14,608
                                                             -------       --------          --------         --------
Gross margin                                                  26,169             --                --           26,169
Operating expenses:
 Sales and marketing                                          17,375            642                --           18,017
 Research and development                                      9,195            778                --            9,973
 General and administrative                                    4,107            998                --            5,105
 Stock-based compensation                                        657             70            14,555    d      15,282
 Amortization of goodwill and other intangibles                1,104             --             8,242    c       9,346
                                                             -------       --------          --------         --------
Total operating expenses                                      32,438          2,488            22,797           57,723
                                                             -------       --------          --------         --------
Loss from operations                                          (6,269)        (2,488)          (22,797)         (31,554)
Interest income, net                                           4,529             57                --            4,586
                                                             -------       --------          --------         --------
Net loss                                                     $(1,740)       $(2,431)         $(22,797)        $(26,968)
                                                             =======       ========          ========         ========

Basic and diluted net loss per share:                         $(0.08)                                           $(1.13)
                                                             =======                                            ======
Shares used in computation of basic and diluted
     net loss per share                                       22,882                            1,060           23,942
                                                             =======                         ========           ======

--------------------
The accompanying notes are an integral part of these financial statements.

                         WATCHGUARD TECHNOLOGIES, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)


1.   BASIS OF PRESENTATION
     ---------------------

     The total consideration paid for Qiave was approximately $70 million, including approximately $400,000 in direct acquisition costs, and was comprised of 1,292,997 shares of WatchGuard common stock, including 299,495 shares that are subject to restriction. Total consideration for Qiave includes $19.3 million in deferred stock-based compensation charges, of which $15.0 million relates to the issuance of restricted common stock. In addition, options to purchase shares of Qiave common stock that were outstanding at the time of the merger were assumed by WatchGuard and converted into options to purchase 100,856 shares of WatchGuard's common stock at an exercise price of $0.46 per share. Deferred stock-based compensation associated with the conversion of Qiave stock options was $4.3 million.

     The aggregate purchase price was allocated as follows based on estimated fair values on the acquisition date, as determined by an independent appraisal, and excludes $19.3 million in consideration related to deferred stock-based compensation for common stock subject to restriction and unvested options to purchase common stock (in thousands):

     Fair value of Qiave tangible assets, net of current liabilities....   $   654
     Intangible assets:
          Acquired workforce............................................       592
          Current technology............................................    13,351
          Goodwill......................................................    31,707
                                                                           -------
     Total intangibles..................................................    46,304
     Acquired in-process research and development.......................     4,399
                                                                           -------
     Total purchase price...............................................    50,703
     Deferred stock-based compensation..................................    19,343
                                                                           -------
     Total consideration, including deferred stock-based compensation...   $70,046
                                                                           =======

     Acquired workforce. The value assigned to the workforce in place was determined using the avoided cost approach. Under this approach, the workforce is valued according to the costs WatchGuard avoided by obtaining a pre-existing, trained and fully efficient team rather than assembling a workforce.

     Current technology. Values assigned to the developed technology were determined using the income approach. Under the income approach, fair value reflects the present value of the projected earnings that are expected to be generated by the current technology. To determine the value of the developed technology, WatchGuard discounted the expected future cash flows of the existing technology products at a rate of 25%, taking into account risks related to the characteristics and applications of each product, existing and future markets, and assessments of the life-cycle stage of each project. Based on this analysis, WatchGuard capitalized the existing technology that had reached technological feasibility. The projected revenues used in the income approach are based on the future revenues that will most likely be generated by the commercial sales of the technology.

     Deferred stock-based compensation. In connection with the employment agreements and related stock retention agreements with four of Qiave's key employees, a portion of the shares of common stock otherwise issuable to these employees pursuant to the merger agreement have been retained and are being held by WatchGuard. These shares will be released to the employees over a two-year vesting period. The value of this stock has been recorded as deferred stock-based compensation, based on the fair value of WatchGuard common stock on the closing date of the merger. WatchGuard also recorded deferred stock-based compensation in connection with WatchGuard's assumption of unvested options to purchase Qiave common stock, based on the intrinsic value of the unvested options at the closing date of the merger.

     Acquired in-process research and development. Values assigned to the acquired in-process research and development, or IPR&D, were determined using an income approach. To determine the value of the IPR&D, WatchGuard considered, among other factors, the state of development of each project, the time and cost needed to complete each project, expected income, and associated risks, which included the inherent difficulties and uncertainties in completing the project and achieving technological feasibility and risks related to the viability of and potential changes in future target markets. This analysis resulted in amounts assigned to IPR&D projects that had not yet reached technological feasibility and do not have alternative future uses. The entire $4,399,000 allocated to acquired IPR&D was expensed on the date of acquisition.

     At the time of the acquisition, six in-process research and development projects were identified as being related to future products for which technological or commercial feasibility had not yet been established and that did not have an alternative future use. WatchGuard analyzed each project, using estimated percentage completion factors ranging between 10% and 85%. Revenue attributable to Qiave's IPR&D was assumed to increase after each of the first three years of a five-year projection period after the year of introduction, at annual rates ranging from 60% to 216%, decreasing to a 27% growth rate in revenues after the fourth year in the projection. Projected annual revenues related to in-process technology ranged from approximately $1.1 million to $14.8 million over the term of the projections. These projections were based on aggregate revenue growth rates for the business as a whole, anticipated growth rates for the Internet security market, anticipated product development and product introduction cycles and the estimated life of the underlying technology.

     Gross profit was assumed to remain at 93% of revenues for each of the five years of the projection period. Operating expenses, including sales and marketing, research and development and general and administrative costs, were assumed to be 48% of revenues in the initial year of the projection, declining to 44% for each of the four remaining years.

     WatchGuard used a 35% discount rate for valuing the acquired IPR&D. In arriving at the discount rate, WatchGuard considered the implied rate of the transaction and the weighted average cost of capital. WatchGuard also took into account risks related to the characteristics and applications of each project, existing future markets, and assessments of the life cycles of each project.

2.   PRO FORMA ADJUSTMENTS FOR QIAVE
     -------------------------------

     Estimates of the fair values of the assets and liabilities of Qiave have been combined with those of WatchGuard in the unaudited pro forma combined condensed financial statements. Approximately $4.4 million in costs associated with the Qiave acquisition were expensed as in-process research and development costs under the purchase method of accounting, and were not included in the pro forma combined condensed statement of operations because they are considered to be a one-time, nonrecurring charge. Pro forma adjustments for the combined condensed statement of operations and the combined condensed balance sheet include the following:

     (a) To record the purchase of Qiave with the issuance of WatchGuard's common stock and to record the excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the Qiave acquisition, in addition to approximately $400,000 of acquisition costs. In process research and development costs of $4.4 million were immediately expensed upon acquisition, which is reflected in the pro forma combined balance sheet at September 30, 2000.

     (b)  To eliminate the historical equity of Qiave.

     (c) To record the amortization of the excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the Qiave acquisition. The intangible components of the consideration for this transaction, which include goodwill and other purchased intangibles, will be amortized on a straight-line basis over periods ranging from three to five years.

     (d) To record amortization of deferred stock-based compensation related to the Qiave acquisition. Approximately $15.0 million in deferred stock-based compensation was recorded as the result of the issuance of restricted shares pursuant to the employment agreements between WatchGuard and four key employees of Qiave, and will be amortized over a two year vesting period using a graded vesting approach. An additional $4.3 million in deferred stock-based compensation was recorded in connection with WatchGuard's assumption of options to purchase Qiave common stock, and will be amortized using a graded vesting approach over periods ranging from 39 months to four years.

          Amortization of deferred compensation for the nine months ended September 30, 2000 was $657,000 for WatchGuard and $70,000 for Qiave. The allocation of the stock-based compensation expense associated with the functional operating expense categories of sales and marketing, research and development and general and administrative was $136,000, $465,000, and $56,000, respectively, for WatchGuard and $0, $30,000, and $40,000, respectively, for Qiave. The allocation of the pro forma adjustment of approximately $14.6 million for the amortization of stock-based compensation associated with the functional operating categories of sales and marketing, research and development and general and administrative was approximately $1.7 million, $12.7 million and $94,000, respectively.

3.   PRO FORMA LOSS PER COMMON SHARE
     -------------------------------

     Basic and diluted pro forma earnings per share are computed using the weighted average number of WatchGuard common shares outstanding during the period plus shares of WatchGuard common stock issued in connection with the Qiave acquisition. Shares issued in connection with the Qiave acquisition are assumed to be issued and outstanding on January 1, 2000.

4.   CONFORMING AND RECLASSIFICATION ADJUSTMENTS
     -------------------------------------------

     There were no adjustments required to conform the accounting policies of Qiave. There have been no intercompany transactions.

(c)  Exhibits

  2.1 Agreement and Plan of Merger dated as of October 4, 2000 by and among WatchGuard Technologies, Inc., Qiave Technologies Corporation, Logan Acquisition Corporation and John J. Danahy, Timothy Donnelly, Larry Rose and Ryan Berg*

 10.1 Registration Rights Agreement dated October 4, 2000, by and among WatchGuard Technologies, Inc. and each of the stockholders of Qiave Technologies Corporation*

 23.1    Consent of Ernst & Young LLP, independent auditors
--------------------
 *    Previously filed.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.


December 1, 2000                        WATCHGUARD TECHNOLOGIES, INC.


                                   By: /s/ Michael E. McConnell
                                      -------------------------------------
                                      Michael E. McConnell

                                      Chief Financial Officer
                                      (Principal Financial and Accounting
                                      Officer)

                                 EXHIBIT INDEX

Exhibit No.

  2.1 Agreement and Plan of Merger dated as of October 4, 2000, by and among WatchGuard Technologies, Inc., Qiave Technologies Corporation, Logan Acquisition Corporation, and John J. Danahy, Timothy Donnelly, Larry Rose and Ryan Berg *

 10.1 Registration Rights Agreement dated October 4, 2000, by and among WatchGuard Technologies Inc. and each of the stockholders of Qiave Technologies Corporation *

 23.1   Consent of Ernst & Young LLP, independent auditors
--------------------
*  Previously filed.